                                                                    EXHIBIT 11.1



                        EXHIBIT 11.1 - EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

Basic Income Per Share:
                                                   For the Three Months                  For the Nine Months
                                                   Ended September 30,                   Ended September 30,
                                                   1999             1998                1999              1998
                                                 ---------        ---------           ---------         ---------
Net Income                                       $   3,835        $   3,408           $  12,007         $   9,872
                                                 ---------        ---------           ---------         ---------
Weighted Average Shares Outstanding                 19,311           18,908              19,301            18,572
                                                 ---------        ---------           ---------         ---------
Income Per Share                                 $    0.20        $    0.18           $    0.62         $    0.53
                                                 =========        =========           =========         =========

Diluted Income Per Share:

Net Income                                       $   3,835        $   3,408           $  12,007         $   9,872

Convertible Note Interest                              154             --                   154              --
                                                 ---------        ---------           ---------         ---------
Net Income if Converted                          $   3,989        $   3,408           $  12,161         $   9,872
                                                 ---------        ---------           ---------         ---------
Weighted Average Shares Outstanding                 19,311           18,908              19,301            18,572

Effect of Dilutive Shares                            1,935              448                 937               647
                                                 ---------        ---------           ---------         ---------
Total Weighted Average Shares                       21,246           19,356              20,238            19,219
                                                 ---------        ---------           ---------         ---------

Income Per Share                                 $    0.19        $    0.18           $    0.60         $    0.51
                                                 =========        =========           =========         =========